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                                                                    EXHIBIT 10.6


                          REGIONS FINANCIAL CORPORATION

                    DIRECTORS' DEFERRED STOCK INVESTMENT PLAN

                           EFFECTIVE: JANUARY 11, 1996

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                                TABLE OF CONTENTS

                                      PAGE

DEFINITIONS

         (A)      Authorization for Participation

         (B)      Board 2

         (C)      Change of Control

         (D)      Committee

         (E)      Common Stock

         (F)      Company or Companies

         (G)      Deferred Account

         (H)      Director

         (I)      Director's Fees

         (J)      Fractional Share Account

         (K)      Participant

         (L)      Plan

         (M)      Plan Year

         (N)      Purchasing Agent

         (O)      Regions

         (P)      Stock Account

         (Q)      Trust

         (R)      Trustee

PARTICIPATION

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PARTICIPANT DEFERRALS

COMPANY CONTRIBUTIONS

ADMINISTRATION OF PLAN

STOCK PURCHASE

STOCK ACCOUNTS

ASSIGNMENTS

DIVIDENDS AND DISTRIBUTIONS

VOTING RIGHTS

REPORTS TO PARTICIPANTS

WITHDRAWAL FROM PLAN

WITHHOLDING

TIME OF PAYMENT

TERMINATION OF SERVICE

MISCELLANEOUS

EXPENSES

LIMITATION ON THE SALE OF STOCK

CHANGE OF CONTROL

AMENDMENT, TERMINATION, AND SUSPENSION OF THE PLAN

SUSPENSION OR TERMINATION IF STOCK PURCHASE IS PROHIBITED

NATURE OF COMPANY'S OBLIGATION

                         REGIONS FINANCIAL CORPORATION

                    DIRECTORS' DEFERRED STOCK INVESTMENT PLAN

         WHEREAS, Regions Financial Corporation ("Regions") desires to adopt the Regions Financial Corporation Directors' Deferred Stock Investment Plan (the "Plan") to enable Regions to provide to its directors a convenient means of deferring compensation through the purchase of Common Stock of Regions, and thereby encourage stock ownership and promote interest in Regions' success, growth, and development;

         WHEREAS, Regions recognizes the value to its Directors of a plan of deferred compensation;

         WHEREAS, the Plan shall allow such Directors to defer receipt of income through the purchase of Regions Common Stock;

         WHEREAS, the obligations under this Plan shall be an unfunded liability of Regions; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the Regions Financial Corporation Directors' Deferred Stock Investment Plan shall contain the following terms and conditions, and only the following terms and conditions.

                                    ARTICLE I

                                   DEFINITIONS

         When used herein, the following words and phrases shall have the meanings set forth below, unless a different meaning is clearly required by the context of the Plan.

         (A) Authorization for Participation shall mean the form which an individual must submit to the Secretary of the Board in order to participate in the Plan. Such form shall contain the individual's election to defer receipt of future income, the amount of the deferred income or the percentage of deferred Director's Fees, and shall set forth the Participant's beneficiaries and contingent beneficiaries designated to receive any benefits to which the Participant may be entitled in the event of the Participant's death.

         (B)      Board shall mean the Board of Directors of Regions.

         (C) Change of Control shall mean: (i) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company's shareholders) of 20% or more

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of the Company's Common Stock; (ii) a change in a majority of the current Board
(the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest); (iii) consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the stockholders of the Company receive 50% or more of the stock of the company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 20% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination.

         (D) Committee shall mean the persons appointed by the Board pursuant to Article V to administer the Plan.

         (E) Common Stock shall mean the shares of common stock, $.625 par value, of Regions and any shares which may, at any time prior to the date on which such term is applicable, be issued in exchange for shares of such Common Stock, whether in subdivision or in combination thereof and whether as part of a classification or reclassification thereof, or otherwise.

         (F) Company or Companies shall include Regions and each affiliate, subsidiary, or local division thereof, and shall mean any one or more of such entities as the context requires.

         (G) Deferred Account shall mean a separate bookkeeping account with respect to each Participant for the purpose of accounting for Participant deferrals, Company deferred contributions and cash dividends attributed to both, and any other amounts attributable to the Participant's Deferred Account in accordance with the provisions of the Plan.

         (H)      Director shall mean any person serving on the Board.

         (I) Director's Fees shall mean the total amount to be paid by Regions to a Participant as retainer for services as a Director and fees for attending meetings of the Board, including any fees received by such Participant for attending meetings of any committee of the Board.

         (J) Fractional Share Account shall mean the amount to be paid, as provided herein, for a Participant's deferred fractional share interest in Common Stock attributable to such Participant's Stock Account, which said amount shall be calculated by multiplying the Participant's deferred fractional share interest by the average price per share at which Common

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Stock is purchased by the Purchasing Agent in the purchase transaction immediately preceding payment to the Participant of such amount.

         (K) Participant shall mean a person who is participating in the Plan pursuant to the provisions of Article II and whose participation in the Plan has not terminated.

         (L) Plan shall mean "Regions Financial Corporation Directors' Deferred Stock Investment Plan," as set forth herein, together with any amendments thereto.

         (M) Plan Year shall mean the period commencing on the effective date of the Plan in 1996 and ending on December 31, 1996; and, thereafter, the period commencing January 1st of each year and ending on December 31 of such year.

         (N) Purchasing Agent shall mean the person, or persons, or entity appointed by Regions from time to time to serve as Purchasing Agent for any Trust established by the Regions to help Regions fund its obligations under the Plan, which said Purchasing Agent shall not be an affiliate of Regions.

         (O) Regions shall mean Regions Financial Corporation, or any successor thereto.

         (P) Stock Account shall mean the separate account maintained with respect to each Participant for the purpose of accounting for Common Stock promised to the Participant under the Plan.

         (Q) Trust shall mean any trust established by the Company to provide a source of funds to pay the amounts deferred through stock purchase under the Plan, such as a trust commonly referred to as a rabbi trust.

         (R) Trustee shall mean the First Alabama Bank, or any successor thereto, or any successor duly appointed hereunder which is employed to hold and manage the Trust.

                                   ARTICLE II

                                  PARTICIPATION

         Any person who is a Director and who is not an employee of any Company is eligible to participate in the Plan. Such person's participation in the Plan shall commence on the first day of the calendar quarter next following the date on which he has submitted an Authorization for Participation to the Secretary of the Board and the Trustee. A Director may submit such Authorization for Participation (1) in the first year in which the Plan is implemented, within 30

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days after the effective date of the Plan; (2) in the first year in which a
Director shall become eligible to participate in the Plan, within 30 days after the date the Director becomes so eligible; and (3) in any other year, before the January 1 of the succeeding calendar year. In no event may such participation begin before the date the Authorization for Participation is submitted to the Secretary of the Board and the Trustee.

         A Participant shall cease to be a Participant in the Plan upon withdrawal from the Plan, in accordance with the provisions of Article XII herein, or termination of service, as set forth in Article XV herein.

                                   ARTICLE III

                              PARTICIPANT DEFERRALS

         A Participant may defer Director's Fees under the Plan in amounts equal to all or any part of the Director's Fees paid to such Participant. A Participant's Authorization for Participation shall specify the monthly or quarterly (according to the basis of payment) amount, in whole dollars or in specified percentages, of Director's Fees which are to be deferred under the Plan on behalf of such Participant. The deferral specified by each Participant making monthly deferrals must be an equal amount or percentage for each month, except for the month, if any, for which the Participant has authorized deferral of all or part of his retainer. The amount each Participant defers under the Plan shall be deducted from the Director's Fees such Participant would otherwise have received. If a Participant's Director's Fees for any deferral period (month or, in the case of Participants paid on a quarterly basis, quarter) are less than the amount the Participant has authorized to be deferred under the Plan for such deferral period, then, in such event, the actual amount of Director's Fees to which such Participant is entitled for such deferral period shall be the maximum amount deferred to the Plan for such deferral period. The difference between the deferral authorized and the actual deferred amount for such deferral period for such Participant may not be carried forward or back to any other deferral period.

         Participant deferrals may be initially authorized or the amount or percentage thereof altered at any time preceding the first day of the calendar year for which the authorization or alteration is to become effective, and only by the Participant's submission of an original or revised Authorization for Participation under the terms of this Article III. Participant deferrals may be terminated by Participants pursuant to Article XII. Participant contributions may be terminated by Regions pursuant to Articles XX and XXI herein.

         The Trustee will keep a separate accounting for each Participant of the amount of the Participant's deferred Director's Fees by crediting the Deferred Account. Deferred amounts shall be invested in Common Stock, and each Participant's Stock Account shall be credited to reflect

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the number of shares or fractional share interests which have inured to the credit of such Participant.

                                   ARTICLE IV

                              COMPANY CONTRIBUTIONS

         The Company promises to pay an additional amount (referred to herein as a "contribution") to the Deferred Accounts of Participants who defer Director's Fees under the Plan. The Company's contribution for each Participant will be 25% of the amount of such Participant's deferred Director's Fees under the Plan. The Deferred Accounts of the Participants shall reflect such credit.

                                    ARTICLE V

                             ADMINISTRATION OF PLAN

         The Plan will be administered by a Committee comprised of three or more members, who may or may not be members of the Board and who shall be appointed from time to time by the Board and shall serve at the pleasure of such Board. The Committee may, from time to time, adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for matters not specifically covered herein. The Committee shall conduct its business and hold meetings as determined by it from time to time. The Committee may act without a meeting by unanimous consent, in writing, of the action so taken. Committee members may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

         The Committee shall have all powers necessary or appropriate to enable it properly to carry out its duties in connection with the operation and administration of the Plan, including, but not limited to, the following powers and duties:

         (A)      To construe and interpret the provisions of the Plan;

         (B) To authorize the execution on behalf of the Company of any documents required in the administration of the Plan;

         (C)      To establish rules for the administration of the Plan;

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         (D)      To make determinations from the Company's records of any facts concerning Participants which are pertinent to the operation of the Plan, such as Director's Fees, eligibility to participate and other information;

         (E)      To develop forms to be used in connection with the Plan;

         (F) To supervise the maintenance of records, including those with respect to Participant deferrals, Company contributions, stock purchased and distributed to Participants, and dividends paid to the Trust;

         (G) To file with the appropriate government agencies any and all reports and notifications required of the Plan and to provide all Participants and designated beneficiaries with any and all reports and notifications to which they are entitled by law;

         (H) To perform any and all other functions reasonably necessary to administer the Plan.

         The Committee may appoint a delegate to assume any one or more of the responsibilities set out above, except those set forth in subsection (B). The Company shall indemnify any person involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys' fees, incurred in connection with any action, suit or proceeding instituted against such person alleging any act of commission or omission performed by such person while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to such costs and expenses that are not covered under insurance that may now or hereafter be provided by the Company.

                                   ARTICLE VI

                                 STOCK PURCHASE

         The purchase of Common Stock of Regions, as provided herein, shall be the responsibility of the Purchasing Agent, which shall not be an affiliate of any Company. The Trustee shall notify the Purchasing Agent of the amount attributed to the Participants' Deferred Accounts to be invested as soon as practical after the amounts are determined. The Purchasing Agent shall exercise reasonable care in applying said amount to the purchase of shares of Common Stock of Regions and shall apply said amount promptly after such notification and, in any event, within thirty (30) days after such notification, unless a longer period is necessary to comply with federal securities laws. Common Stock of Regions may be purchased by the Purchasing Agent on the open market; in privately negotiated transactions; or upon exercise of any conversion privileges or other options with respect to any and all Common Stock held as part

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by the Trustee. Immediately upon the purchase of Common Stock of Regions, the
Purchasing Agent shall notify the Trustee of the amount of funds invested in such Common Stock and the Trustee shall promptly remit said amount to the Purchasing Agent.

         Except as provided in the preceding paragraph, the Purchasing Agent shall have no authority over, or responsibility for, the management and investment of the assets of the Plan or any Trust. The Purchasing Agent shall have all powers necessary or appropriate to enable it to properly carry out its duties in connection with the purchase of Common Stock of Regions pursuant to this Plan, including, but not limited to, the following powers and duties:

                  (A) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments as may be necessary or appropriate to enable the Purchasing Agent to carry out the powers herein granted;

                  (B) To employ suitable agents and counsel (who may be counsel for the Company), subject to the approval of Regions; and to pay the reasonable expenses and compensation of such agents and counsel; and

                  (C) To exercise any conversion privileges or other options with respect to Common Stock of Regions held as a part of the Trust and to make any payments incidental thereto.

         The Purchasing Agent shall be paid by Regions such reasonable compensation as shall from time to time be agreed upon by Regions and the Purchasing Agent. In addition, the Purchasing Agent shall be reimbursed by Regions for any reasonable expenses incurred in connection with its duties herein.

         Neither the Committee, the Trustee, nor any Company shall have any direct or indirect control or influence over the times when, or the prices at which, the Purchasing Agent may purchase Common Stock of Regions, the amounts of such Common Stock to be purchased, the manner in which such Common Stock is to be purchased, or the selection of a broker or dealer through which purchases may be executed.

         Neither the Purchasing Agent, the Committee, the Trustee, nor any Company shall have any responsibility as to the value of Company Stock of Regions acquired by the Trust and attributable to any Participant's Stock Account. If the Purchasing Agent reasonably believes that any purchase of shares of the Common Stock of Regions would violate any legal requirement, restriction, or limitation imposed at any time by any governmental authority, including, but not limited to, the Securities and Exchange Commission, the Purchasing Agent may request Regions to furnish an opinion of counsel that such purchase would be permissible under the applicable circumstances, and, in the absence of the receipt of a requested opinion, the Purchasing Agent will have no duty to purchase Common Stock under such circumstances. Accordingly, neither the Purchasing Agent, the Committee nor any Company shall be liable in any way, if, as a result of such restrictions or limitations, the whole amount of funds available in a Participant's Deferred Stock Account for purchase of Common Stock of Regions is not applied to the purchase of such shares at the times herein otherwise provided or contemplated.

                                   ARTICLE VII

                                 STOCK ACCOUNTS

         After each purchase of Common Stock for the Plan by the Purchasing Agent, the Purchasing Agent will advise the Trustee of the number of shares purchased and of the average cost per share of such Common Stock. The Trustee will then make a bookkeeping charge against each Participant's Deferred Account in the amount of the average cost of the Common Stock to be allocated to the Participant's Stock Account. The accounting for the Stock Accounts shall include full shares and any fractional share interest in a share (to four decimal places).

                                  ARTICLE VIII

                                   ASSIGNMENTS

         No claim, right, or interest of any Participant under the Plan may be transferred or assigned by voluntary or involuntary act of the Participant or beneficiary hereunder, nor shall they be subject to anticipation, alienation, assignment, garnishment, attachment, receivership, execution, sale, transfer, pledge, encumbrance, or levy by creditors of the Participant or the Participant's beneficiary hereunder.

                                   ARTICLE IX

                           DIVIDENDS AND DISTRIBUTIONS

         Cash dividends attributable to the Common Stock attributable to a Participant's Stock Account will be accounted for in such Participant's Deferred Account for reinvestment in Common Stock. Stock dividends and stock splits attributable to the Common Stock attributable to a Participant's Stock Account will be accounted for in such Participant's Stock Account.

         The Trustee, subject to instructions by the Committee, shall have full discretion to sell or allow to expire, as the case may be, any stock rights, warrants, or other property applicable to Common Stock held in anticipation of payments under the Plan. The Purchasing Agent, in its discretion, may exercise any or all of such stock rights or warrants applicable to Common Stock held for payment under the Plan for which sufficient funds are available in the Trust, and the Trustee may sell or allow to expire the balance, if any, of such rights or warrants. Cash received by the Trustee from the sale of any stock rights, warrants or other property will be accounted for in each Participant's Deferred Account to the extent such property is attributable to Common Stock in such Participant's Stock Account. Notwithstanding any other provision in this Article IX or in the Plan, no Participant shall have any right to sell, allow to expire, or exercise, whichever is applicable, any rights, warrants, or other property relating to Common Stock held for payment under the Plan.

                                    ARTICLE X

                                  VOTING RIGHTS

         The Company shall vote any stock purchased by the Trust and held for purposes of satisfying the Company's obligations under the Plan in any manner the Company deems advisable subject to the terms of the Trust.

                                   ARTICLE XI

                             REPORTS TO PARTICIPANTS

         As soon as is practicable following the end of each Plan Year, or more often at the direction of the Committee, the Committee will send to each Participant a written report of any transactions attributable to such Participant's Deferred Account and Stock Account and of the balance to the credit of such Participant's Deferred Account and Stock Account as of the date of the report.

                                   ARTICLE XII

                              WITHDRAWAL FROM PLAN

         A Participant may withdraw from the Plan by notice to the Secretary of the Board and to the Trustee. A Participant may re-enter the Plan by submitting a revised Authorization for participation to the Secretary in accordance with the provisions of Article II of the Plan.

                                  ARTICLE XIII

                                   WITHHOLDING

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         The Company or the Trustee of any Trust established to help the Company fund its obligations under the Plan shall make required reporting and withholding of any applicable federal, state or local taxes with respect to benefit distributions under the Plan, and shall pay such amounts to the appropriate taxing authorities. Not withstanding the preceding, to the extent that withholding of such taxes is not required for distributions of stock under the Plan, no such withholding shall be made.

                                   ARTICLE XIV

                                 TIME OF PAYMENT

         The payment of benefits deferred under the Plan will commence on the later of.

                  (A) thirty (30) days after the close of the Plan Year in which the Participant attains age 65, or

                  (B) thirty (30) days after the close of the Plan Year in which the Participant ceases service as a director of Regions.

                                   ARTICLE XV

                             TERMINATION OF SERVICE

         Participation in the Plan by a Participant shall automatically terminate, without notice, upon termination of the Participant's services for which the Participant receives Director's Fees, whether such termination is by reason of resignation, replacement or death. If termination is other than by reason of death, the former Participant shall receive, at the time specified in
Article XIV, a certificate for any number of full shares attributable to said Participant's Stock Account and not previously distributed, together with a check for any Fractional Share Amount and any remaining amounts to the balance of his or her Deferred Account. If termination is by reason of death, settlement will be made at the same time and in the same manner but will be made with the Participant's beneficiary or contingent beneficiary designated on such Participant's Authorization for Participation. If the Participant has not so designated a beneficiary or contingent beneficiary, or if the designated beneficiary or contingent beneficiary does not survive the Participant, settlement will be made with the Participant's duly appointed legal representative after satisfaction of any applicable legal requirements; or, if there is no duly appointed legal representative, settlement will be made with the Participant's surviving spouse, if any; or if there is no surviving spouse, in equal shares to the Participant's children, if any; and, if there are no surviving spouse or children, settlement will be made with the Participant's next of kin.

                                   ARTICLE XVI

                                  MISCELLANEOUS

         The provisions of this Plan shall be interpreted in accordance with, and governed by, the laws of the State of Alabama.

                                  ARTICLE XVII

                                    EXPENSES

         Regions will bear the cost of administering the Plan, including any transfer taxes incurred in transferring Common Stock held for payment under the Plan to Participants. Expenses which an individual would normally pay upon the purchase of stock from a broker, including any broker's fees, commissions, postage or other transaction costs actually incurred, will be included in the amount charged against the Participant's Deferred Account for the purchase of the Common Stock.

                                  ARTICLE XVIII

                         LIMITATION ON THE SALE OF STOCK

         No Common Stock will be sold under the Plan to any person in any state where the sale of such Common Stock is not permitted under the applicable law of such state. For purposes of this Article XVIII, the sale of Common Stock is not permitted under the applicable laws of a state if, inter alia, the securities laws of such state would require this Plan or the Common Stock offered pursuant hereto, to be registered in such state and the Plan or Common Stock is not registered therein.

                                   ARTICLE XIX

                                CHANGE OF CONTROL

         Upon a Change of Control, the Common Stock attributable to a Participant's Deferred Stock Account, any amounts attributable to the Participant's Deferred Account, and any amounts attributable to the Participant's Fractional Share Account shall be immediately distributable to the Participant or to his beneficiary.

                                   ARTICLE XX

               AMENDMENT, TERMINATION, AND SUSPENSION OF THE PLAN

         Regions reserves the right, by action of the Board, to amend the Plan at any time; provided, that no amendment shall affect or diminish any Participant's right to the deferrals made by such Participant or contributions by the Company prior to the date of such amendment.

         Regions reserves the right, by action of the Board, to terminate the Plan. In the event of such termination, there will be no further Participant deferrals and no further Company contributions to the Plan.

         Regions reserves the right to suspend all Company contributions to the Plan for such period that the Board determines that the financial condition of Regions warrants such suspension. Upon such suspension of contributions, no Company contributions shall be made by the Company. During the time Company contributions are suspended, the Committee shall determine whether Participant deferrals are to be continued or suspended. If the Committee permits the continuance of Participant deferrals, each Participant may elect to continue or suspend deferrals on his or her own behalf as of the end of the then current calendar year. If a Participant elects to continue deferrals, those deferrals shall be made as provided in Article III, and, in such event, neither Regions nor the Company shall be under any obligation at any future date to make contributions with respect to such Participant's deferrals made during such period of suspension of Company contributions. During any period of suspension described in this Article XX, the Plan shall continue normal operation to the extent such normal operation is practicable.

                                   ARTICLE XXI

                       SUSPENSION OR TERMINATION IF STOCK
                             PURCHASE IS PROHIBITED

         In addition to all rights to terminate or suspend the Plan otherwise reserved herein, the Plan may be suspended or terminated by Regions, at the option of the Regions, if the Plan's continuance would, for any reason, be prohibited under any federal or state law, even though such prohibition arises because of some act on the part of Regions, such as Regions engaging in a distribution of securities. If the Plan is suspended under this Article XXI, no contributions will be made by the Company and no deferrals will be made by a Participant and no Common Stock will be purchased until operation of the Plan is restored by Regions. If the Plan is terminated pursuant to this Article XXI, there will be no further Company contributions and no further Participant deferrals and there will be no additional Common Stock purchases by the Purchasing Agent. Within sixty (60) days after termination pursuant to this
Article XXI, the Committee shall deliver to each former Participant who was participating in the Plan on the date of termination a certificate for all the full shares allocated to his or her Stock Account, plus a check for the proceeds of sale of the Participant's Fractional Share Account, and any remaining balance in his or her Deferred Account.

                                  ARTICLE XXII

                         NATURE OF COMPANY'S OBLIGATION

         The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay benefits in the future. It is the intention of the Company that the Plan shall be unfunded for purposes of federal and state income tax and for purposes of ERISA. The Company shall not be obligated under any circumstances to fund its obligations under this Plan. The Company may, however, as its sole and exclusive option, elect to fund this Plan, in whole or in part. If the Company shall elect to fund the Plan, in whole or in part, the manner of such funding, and the continuance or discontinuance of such funding shall be the sole and exclusive decision of the Company. Any payments to Participant from such a funding source shall be made from a trust such as a trust commonly described as a rabbi trust and shall fully discharge, to the extent thereof, the Company's obligations under the Plan.

         Any assets which the Company may acquire or set aside to help cover its financial liabilities under the Plan are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives a Participant any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company. Participants in the Plan therefore have the status of general unsecured creditors of the Company.

         IN WITNESS WHEREOF, Regions has caused this Plan to be executed and attested by its officers thereunto duly authorized and its corporate seal to be affixed hereto as of the 11th day of January, 1996.



                                       REGIONS FINANCIAL CORPORATION



                                       By: /s/ J. Stanley Mackin
                                          --------------------------------------
                                          J. Stanley Mackin
                                          Its Chairman of the Board
                                          and Chief Executive Officer



ATTEST:



/s/ Samuel E. Upchurch, Jr.
-----------------------------
Its Corporate Secretary

                                       FIRST ALABAMA BANK
                                       AS TRUSTEE



                                       By: /s/ Mildred Grove
                                          --------------------------------------
                                          Its:  Trust Officer



ATTEST:



 /s/ Brock Harris
------------------------------------------
Its: Vice President and Trust Officer